EXHIBIT 4.2




   NUMBER                                                  SHARES
   _____                                                  ________

                               NEXGEN VISION, INC.


     This  Certifies  that _____________________________________ is the owner of
______________________________ Class B fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.


Dated  ________________,  200__


______________________________               ______________________________
Gary  Lafferty,  President                   Jan  Lafferty,  Secretary

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